Exhibit 99.1

RGS Energy to Explore Strategic Alternatives

DENVER, CO, March 7, 2019 – RGS Energy (OTCQX: RGSE), the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System, today announced that its Board of Directors, supported by its management team, has commenced a process to explore strategic alternatives focusing on maximizing shareholder value.

“Over the past year, we made significant strides reinventing RGS Energy around the POWERHOUSE™ solar shingle that we believe will enable us to enjoy future growth and profitability,” said Dennis Lacey, RGS Energy’s CEO. “Acknowledging our previously stated view that it will require time, years in fact, to grow the POWERHOUSE™ brand and revenue streams, to ensure we are best positioned to address this opportunity with increased television advertising, services, access to customer bases, access to capital and the like, we believe now is an opportune time to consider whether pursuing complementary paths may enhance shareholder value.”

Strategic alternatives to consider may include, among others, a sale of RGS Energy, a business combination such as a merger with another party, or a strategic investment financing which would allow the Company to continue its current business plan of commercializing POWERHOUSE™ solar shingles.

The Company recently began commercialization of POWERHOUSE™ solar shingles following its successful UL product certification. The new shingle, POWERHOUSE™3.0, was recently awarded Best Energy Efficient Product by the National Association of Home Builders’ International Builders' Show®.

The Company has not set a timeline for this process and there can be no assurance that the strategic alternatives review process will result in a transaction or other strategic change or outcome. The Company does not expect to discuss or disclose further developments regarding the strategic alternatives review process unless and until its Board of Directors has approved a specific course of action or RGS Energy has otherwise determined that further disclosure is appropriate or required by law.

About RGS Energy

RGS Energy (OTCQX: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company is the exclusive worldwide manufacturer of the visually stunning POWERHOUSE™ Solar Shingle System. RGS Energy also sells, designs and installs solar systems for residential homeowners, commercial businesses, non-profit organizations and government entities.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

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POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide RGS Energy’s current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “plan,” “future,” “may,” “will,” “expect,” “hypothetical,” believe and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to implement its growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; RGS Energy’s ability to successfully commercialize POWERHOUSE™ 3.0; uncertainty as to whether any strategic alternative will be pursued or, if pursued, consummated; uncertainty as to the terms, value and timing of any such strategic alternative; the impact of the announcement of the evaluation of strategic alternatives on RGS Energy’s securities, its businesses, its operating results and its employees, suppliers and customers; factors affecting the feasibility and timing of any transaction or other strategic change or outcome, including, without limitation, any required third-party consents; risks related to realization of the expected benefits of any transaction or other strategic change or outcome to RGS Energy and its shareholders; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission.

You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2018, June 30, 2018 and September 30, 2018, and the risk factors included in the Current Report on Form 8-K to which this press release is an exhibit, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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